UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  02/02/2005

ACTIVE POWER INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-30939

Delaware	74-2961657
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2128 W. Braker Lane, BK12, Austin, TX 78758
(Address of Principal Executive Offices, Including Zip Code)

512 836 6464
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)        On February 2, 2005, Active Power, Inc. announced that it had appointed John Penver as its Vice President and Chief Financial Officer. Mr. Penver will begin his employment with Active Power on February 28, 2005. Mr. Penver will replace David Gino as Active Power's principal financial officer and principal accounting officer. Active Power announced on December 8, 2004 that Mr. Gino had resigned his position with Active Power but would continue his service as Active Power's Chief Financial Officer through the filing of its Annual Report on Form 10-K.

        Prior to joining Active Power, Mr. Penver, 42, served as Chief Financial Officer of PerformanceRetail, Inc., a private retail management software company, from May 2004 to February 2005. Prior to that, Mr. Penver served as Chief Financial Officer of Factory Logic, Inc., a private enterprise-application software company, from September 2002 to April 2004. From October 2001, to August 2002, Mr. Penver served as an independent business consultant to several private companies. From March 2000 to September 2001, Mr. Penver served as Chief Financial Officer and Vice President of Finance and Human Resources for Yclip Corporation, a private internet-marketing software company. From February 1997 through March 2000, Mr. Penver was Vice President of Finance for Silicon Gaming, Inc., a publicly traded manufacturer of high-technology slot machines for the gaming industry. Mr. Penver is a CPA and a Chartered Accountant, and holds a Bachelor of Business in Accounting from Monash University in Australia and an M.B.A. from Santa Clara University.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ACTIVE POWER INC

Date: February 03, 2005.	By:	/s/ Joseph F. Pinkerton, III
Joseph F. Pinkerton, III
Chairman of the Board, President and Chief Executive Officer